Exhibit 1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public Accountants, we hereby consent to the inclusion in this Current Report on Form 8-K of Data Systems & Software Inc. of our report dated August 27, 2001 (except for Note 22, as to which the date is December 7, 2001) relating to Endan IT Solutions Ltd. and to the incorporation by reference in the registration statements of Data Systems & Software Inc. on Form S-3 (Registration Nos. 333-90017 and 333-76614) and in the registration statements of Data Systems & Software Inc. on Forms S-8 (Registration Nos. 33-88422, 33-94974, 33-99196, 333-36159, 333-65799, 333-82416 and 333-82418).


                                                  s/Luboshitz Kasierer
                                                  Luboshitz Kasierer
                                                  Arthur Andersen

Tel-Aviv, Israel
February 12, 2002